Exhibit 99.1
NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Second Quarter 2016 Results

•	Second Quarter GAAP Diluted Earnings Per Share were $0.61 in 2016, Unchanged from 2015

•	Second Quarter Core (Non-GAAP) Diluted EPS were $0.61 in 2016, Compared to $0.58 in 2015

•	Guidance Range for 2016 Diluted EPS Raised to $2.45 to $2.65 from $2.40 to $2.60
ST. LOUIS (Aug. 5, 2016) — Ameren Corporation (NYSE: AEE) today announced second quarter 2016 GAAP and core (non-GAAP) net income attributable to common shareholders of $147 million, or 61 cents per share, compared to second quarter 2015 GAAP net income attributable to common shareholders of $150 million, or 61 cents per share. Excluding certain items discussed below, Ameren recorded second quarter 2015 core (non-GAAP) net income of $141 million, or 58 cents per share.
GAAP earnings for the second quarter of 2015 included results from discontinued operations and a loss provision for discontinuing the pursuit of a construction and operating license (COL) for a second Callaway nuclear unit that were excluded from core earnings. The year-over-year second quarter GAAP and core earnings comparisons reflect higher 2016 retail electric sales volumes, excluding those to Noranda Aluminum, driven by warmer early summer temperatures. Earnings in 2016 also benefited from increased electric transmission and electric and natural gas distribution infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under modern, constructive regulatory frameworks. These positive factors were partially offset by expenses for a 2016 scheduled nuclear refueling and maintenance outage at Ameren Missouri's Callaway Energy Center and lower electric sales volumes to Noranda, historically Ameren Missouri's largest customer who suspended operations in early 2016.
"Our team continued to successfully execute all elements of our strategy. That performance drove solid second quarter earnings results, which also benefited from warmer-than-normal early summer temperatures," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “As a result of these solid earnings, I am pleased to report that we have raised our 2016 guidance to a range of $2.45 to $2.65 per share, up from our prior range of $2.40 to $2.60 per share."

NEWS RELEASE

Ameren recorded GAAP and core net income attributable to common shareholders for the six months ended June 30, 2016, of $252 million, or $1.04 per share, compared to GAAP net income attributable to common shareholders of $258 million, or $1.06 per share, for the same period in 2015. Excluding certain items discussed below, Ameren recorded core earnings of $249 million, or $1.03 per share, for the six months ended June 30, 2015.
GAAP earnings for the first six months of 2015 included results from discontinued operations and a provision for a Callaway COL that were excluded from core earnings. The year-over-year six-month GAAP and core earnings comparisons reflect increased 2016 electric transmission and electric and natural gas distribution infrastructure investments made by ATXI and Ameren Illinois. These comparisons also benefited from a decrease in the 2016 effective income tax rate due to the recognition of tax benefits associated with share-based compensation and from increased Illinois natural gas distribution service rates. These positive factors were partially offset by 2016 nuclear refueling and maintenance outage expenses at the Callaway Energy Center and lower electric sales volumes to Noranda. The earnings comparisons were also unfavorably affected by impacts of the 2015 Missouri energy efficiency plan.
As reflected in the table below, the following items were excluded from core earnings for the three- and six-month periods ended June 30, 2016 and 2015, as applicable:

•
Results from discontinued operations, which increased 2015 GAAP net income for both the three- and six-month periods by $52 million primarily reflecting recognition of a tax benefit related to the resolution of an uncertain tax position.

•
A provision for discontinuing pursuit of a COL for a second nuclear unit at Ameren Missouri's Callaway Energy Center, which decreased 2015 net income from continuing operations for both the three- and six- month periods by $43 million.

A reconciliation of GAAP to core earnings, including per share amounts, is as follows:

	(In millions, except per share amounts)
	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2016		2015		2016		2015
GAAP Earnings / Diluted EPS	$147	$0.61	$150	$0.61	$252	$1.04	$258	$1.06
Results from discontinued operations
Operating income before income tax	—	—	—	—	—	—	(3)	(0.01)
Income tax benefit	—	—	(52)	(0.21)	—	—	(49)	(0.20)
Income from discontinued operations, net of taxes	—	—	(52)	(0.21)	—	—	(52)	(0.21)

Provision for Callaway COL
Provision before income tax	—	—	69	0.29	—	—	69	0.29
Income tax expense	—	—	(26)	(0.11)	—	—	(26)	(0.11)
Provision, net of taxes	—	—	43	0.18	—	—	43	0.18
Core Earnings / Diluted EPS	$147	$0.61	$141	$0.58	$252	$1.04	$249	$1.03

NEWS RELEASE

Earnings Guidance
Ameren now expects its 2016 earnings to be in a range of $2.45 to $2.65 per diluted share, an increase from its prior range of $2.40 to $2.60 per diluted share. This updated guidance reflects year-to-date results and continues to include an estimated 15 cents per share reduction related to the expected temporary net effect of significantly lower electric sales volumes to Noranda.
Earnings guidance for 2016 assumes normal temperatures for the last six months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory decisions and legislative actions; energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri segment second quarter 2016 GAAP and core earnings were $92 million, compared to second quarter 2015 GAAP and core earnings of $61 million and $104 million, respectively. GAAP earnings in 2015 included a provision for a Callaway COL that was excluded from core earnings. The year-over-year GAAP and core earnings comparisons reflect 2016 nuclear refueling and maintenance outage expenses at the Callaway Energy Center, lower electric sales volumes to Noranda, and the impacts of the 2015 energy efficiency plan. These unfavorable factors were partially offset by higher retail electric sales volumes in 2016, excluding those to Noranda, driven by warmer early summer temperatures, as well as lower other operations and maintenance expenses.
Ameren Illinois Segment Results
Ameren Illinois segment second quarter 2016 GAAP and core earnings were $45 million, compared to second quarter 2015 GAAP and core earnings of $31 million. The earnings comparisons benefited from increased investments in transmission and electric distribution infrastructure, increased natural gas distribution service rates, and higher residential and commercial electric sales volumes driven by warmer early summer temperatures.
Other Results from Continuing Operations, including ATXI and Parent
Other GAAP and core earnings, including those of ATXI and the parent company, for the second quarter of 2016 were $10 million, compared to second quarter 2015 GAAP and core earnings of $6 million. The higher earnings reflect an increase in ATXI earnings to $14 million from $7 million as a result of increased investments in electric transmission infrastructure, partially offset by increased parent company interest charges resulting from the November 2015 issuance of $700 million of senior notes that replaced lower-cost, short-term debt.
 Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Aug. 5, to discuss second quarter 2016 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q2 2016 Ameren

NEWS RELEASE

Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. The conference call and this presentation will be accessible in the “Investors” section of the website under “Webcasts & Presentations.” The analyst call will be available for replay on Ameren’s website for one year. In addition, a telephone replay of the conference call will be available beginning at approximately noon Central Time from Aug. 6 through Aug. 12 by dialing U.S. and Canada 877.660.6853 or international 201.612.7415, and entering ID number 13641806.
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric distribution and transmission service as well as natural gas distribution service while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.
Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings, which is a non-GAAP measure and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP results has been included in this release. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the Callaway COL provision. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods. In providing core earnings guidance, there could be differences between core earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such items.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, that may result from the complaint cases filed with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Missouri's July 2016 electric rate case filing, Ameren Missouri's appeal of a Missouri Public Service Commission (MoPSC) order that clarified the method applied to determine an input used to calculate its performance incentive under the Missouri Energy Efficiency Investment Act (MEEIA) 2013 plan, Ameren Illinois’ April 2016 annual electric distribution service formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA, and the resulting uncertain impact on Ameren Illinois' results of operations, financial position, and liquidity;

•	our ability to align our overall spending, both operating and capital, with regulatory frameworks established by our regulators in an attempt to earn our allowed return on equity;

•	the effects of changes in laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and distributed generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•
the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related amount of any revenues and performance incentive earned under the 2013 MEEIA plan, the 2016 MEEIA plan, and any future MEEIA plan;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel, such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including ultra-low-sulfur coal used for Ameren Missouri’s compliance with environmental regulations;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

NEWS RELEASE

•
the ability to obtain sufficient insurance, including insurance relating to Ameren Missouri’s Callaway Energy Center and insurance for cyber attacks or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•
Noranda Aluminum, Inc.'s (Noranda) bankruptcy filing, the idling of operations at its aluminum smelter located in southeast Missouri, and the resulting impacts to Ameren Missouri's ability to recover its revenue requirement until rates are adjusted by the MoPSC in Ameren Missouri's July 2016 electric rate case to accurately reflect Noranda’s actual sales volumes;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas distribution and transmission systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as utility customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

# # #

AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,274	$1,250	$2,376	$2,393
Gas	153	151	485	564
Total operating revenues	1,427	1,401	2,861	2,957
Operating Expenses:
Fuel	166	205	369	411
Purchased power	135	101	273	240
Gas purchased for resale	41	46	193	282
Other operations and maintenance	435	427	835	828
Provision for Callaway construction and operating license	—	69	—	69
Depreciation and amortization	210	200	417	393
Taxes other than income taxes	115	116	229	241
Total operating expenses	1,102	1,164	2,316	2,464
Operating Income	325	237	545	493
Other Income and Expense:
Miscellaneous income	16	16	36	35
Miscellaneous expense	6	6	13	17
Total other income	10	10	23	18
Interest Charges	95	89	190	177
Income Before Income Taxes	240	158	378	334
Income Taxes	92	59	123	125
Income from Continuing Operations	148	99	255	209
Income from Discontinued Operations, Net of Taxes	—	52	—	52
Net Income	148	151	255	261
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	1	1	3	3
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	147	98	252	206
Discontinued Operations	—	52	—	52
Net Income Attributable to Ameren Common Shareholders	$147	$150	$252	$258
Earnings per Common Share – Basic and Diluted:
Continuing Operations	$0.61	$0.40	$1.04	$0.85
Discontinued Operations	—	0.21	—	0.21
Earnings per Common Share – Basic and Diluted	$0.61	$0.61	$1.04	$1.06

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$13	$292
Accounts receivable - trade (less allowance for doubtful accounts)	445	388
Unbilled revenue	328	239
Miscellaneous accounts receivable	65	98
Materials and supplies	515	538
Current regulatory assets	146	260
Other current assets	68	88
Assets of discontinued operations	14	14
Total current assets	1,594	1,917
Property and Plant, Net	19,324	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	582	556
Goodwill	411	411
Regulatory assets	1,330	1,382
Other assets	552	575
Total investments and other assets	2,875	2,924
TOTAL ASSETS	$23,793	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$431	$395
Short-term debt	778	301
Accounts and wages payable	499	777
Taxes accrued	124	43
Interest accrued	102	89
Customer deposits	100	100
Current regulatory liabilities	99	80
Other current liabilities	270	279
Liabilities of discontinued operations	27	29
Total current liabilities	2,430	2,093
Long-term Debt, Net	6,605	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,028	3,885
Accumulated deferred investment tax credits	57	60
Regulatory liabilities	1,953	1,905
Asset retirement obligations	629	618
Pension and other postretirement benefits	537	580
Other deferred credits and liabilities	490	531
Total deferred credits and other liabilities	7,694	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,545	5,616
Retained earnings	1,376	1,331
Accumulated other comprehensive loss	(1)	(3)
Total Ameren Corporation shareholders’ equity	6,922	6,946
Noncontrolling Interests	142	142
Total equity	7,064	7,088
TOTAL LIABILITIES AND EQUITY	$23,793	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities:
Net income	$255	$261
(Income) from discontinued operations, net of taxes	—	(52)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	419	387
Amortization of nuclear fuel	38	47
Amortization of debt issuance costs and premium/discounts	11	11
Deferred income taxes and investment tax credits, net	134	116
Allowance for equity funds used during construction	(13)	(11)
Share-based compensation costs	12	14
Other	(7)	(13)
Changes in assets and liabilities	(84)	(47)
Net cash provided by operating activities – continuing operations	765	782
Net cash used in operating activities – discontinued operations	(2)	(1)
Net cash provided by operating activities	763	781
Cash Flows From Investing Activities:
Capital expenditures	(1,000)	(846)
Nuclear fuel expenditures	(24)	(28)
Purchases of securities – nuclear decommissioning trust fund	(201)	(117)
Sales and maturities of securities – nuclear decommissioning trust fund	192	110
Proceeds from note receivable – Illinois Power Marketing Company	—	10
Contributions to note receivable – Illinois Power Marketing Company	—	(7)
Other	(2)	3
Net cash used in investing activities – continuing operations	(1,035)	(875)
Net cash used in investing activities – discontinued operations	—	—
Net cash used in investing activities	(1,035)	(875)
Cash Flows From Financing Activities:
Dividends on common stock	(206)	(199)
Dividends paid to noncontrolling interest holders	(3)	(3)
Short-term debt, net	477	172
Maturities of long-term debt	(389)	(114)
Issuances of long-term debt	149	249
Employee payroll taxes related to share-based payments	(32)	(12)
Capital issuance costs	(1)	(2)
Other	(2)	—
Net cash provided by (used in) financing activities – continuing operations	(7)	91
Net change in cash and cash equivalents	(279)	(3)
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$13	$2

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	2,899	2,694	6,376	6,599
Commercial	3,610	3,556	7,079	7,145
Industrial	1,142	2,096	2,444	4,100
Off-system	1,373	2,113	3,264	3,837
Other	27	26	62	61
Ameren Missouri total	9,051	10,485	19,225	21,742
Ameren Illinois
Residential
Power supply and delivery service	972	1,024	2,196	2,443
Delivery service only	1,568	1,463	3,248	3,300
Commercial
Power supply and delivery service	657	651	1,374	1,396
Delivery service only	2,344	2,340	4,462	4,521
Industrial
Power supply and delivery service	166	430	295	903
Delivery service only	2,710	2,521	5,412	5,120
Other	119	121	263	267
Ameren Illinois total	8,536	8,550	17,250	17,950
Eliminate affiliate sales	(79)	(88)	(277)	(96)
Ameren Total from Continuing Operations	17,508	18,947	36,198	39,596
Electric Revenues (in millions):
Ameren Missouri
Residential	$356	$348	$654	$685
Commercial	326	328	566	576
Industrial	82	123	150	219
Off-system	61	45	119	89
Other	19	15	49	32
Ameren Missouri total	$844	$859	$1,538	$1,601
Ameren Illinois
Residential
Power supply and delivery service	$105	$107	$225	$218
Delivery service only	102	85	188	163
Commercial
Power supply and delivery service	56	53	117	107
Delivery service only	64	56	116	102
Industrial
Power supply and delivery service	7	19	13	39
Delivery service only	16	13	31	28
Other	61	53	113	119
Ameren Illinois total	$411	$386	$803	$776
ATXI
Transmission services	$29	$17	$61	$37
Eliminate affiliate revenues	(10)	(12)	(26)	(21)
Ameren Total from Continuing Operations	$1,274	$1,250	$2,376	$2,393

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Electric Generation - kilowatthours (in millions):
Ameren Missouri	8,689	10,409	18,550	21,352
Fuel Cost per kilowatthour (in cents):
Ameren Missouri	1.973	1.783	1.904	1.839
Gas Sales - dekatherms (in thousands):
Ameren Missouri	3,001	2,876	10,225	10,820
Ameren Illinois	29,846	27,269	91,552	99,058
Ameren Total	32,847	30,145	101,777	109,878
		June 30, 2016		December 31, 2015
Common Stock:
Shares outstanding (in millions)		242.6		242.6
Book value per share		$28.53		$28.63
Capitalization Ratios:
Common equity		47%		48%
Preferred stock		1%		1%
Debt, net of cash		52%		51%